UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 29, 2005
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-1.1: UNDERWRITING AGREEMENT
EX-4.1: SUPPLEMENTAL INDENTURE NO. 5
EX-5: OPINION OF SHUMAKER, LOOP & KENDRICK, LLP
EX-8: TAX OPINION OF ARNOLD & PORTER LLP
EX-12.1: STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
EX-25.1: STATEMENT OF ELIGIBILITY OF TRUSTEE
EX-99.1: PRESS RELEASE

Item 7.01 Regulation FD Disclosure.
On November 29, 2005, the Company announced an offering of $300 million 6.20% senior unsecured notes due June 1, 2016. The press release issued by the Company in connection with the announcement is furnished herewith as Exhibit 99.1 to this Current Report.
Item 8.01 Other Events.
On November 29, 2005, in connection with the Company’s Registration Statement on Form S-3/A (File No. 333-120917), declared effective May 24, 2005, the Company entered into an Underwriting Agreement with Banc of America Securities LLC, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several underwriters, for an offering of $300 million 6.20% senior unsecured notes due June 1, 2016.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
None.
(b) Pro Forma Financial Information.
None.
(c) Exhibits.

1.1	Underwriting Agreement

4.1	Supplemental Indenture No. 5 (to Indenture dated as of September 6, 2002)

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (Unaudited)

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

25.1	Statement of Eligibility of Trustee

99.1	Press release dated November 29, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board and Chief Executive Officer
Dated: November 30, 2005